Exhibit 99.1
This news release contains forward-looking statements, including those regarding our anticipated financial results for our third fiscal quarter, our ability to sustain the positive trends in margin expansion and revenue growth for the balance of fiscal 2010; the continuation of the positive momentum in our business; the growth in sectors such as healthcare and life sciences, clean tech and advanced enterprise IT hardware, smart phone devices and mechanical components; our outlook for fiscal 2010; our intention and our ability to focus on superior execution and satisfaction of our customer’s needs; the increase of our share in targeted markets; our delivery of financial results consistent with our long-term objectives; entering into and closing an agreement to divest our remaining manufacturing operations in France and Italy, and the closing date of and amount of loss on such divestiture; and our currently expected fourth quarter of fiscal year 2010 net revenue, core operating income, core and GAAP earnings per share results and the components thereof. The statements in this news release are based on current expectations, forecasts and assumptions involving risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties include, but are not limited to: our determination as we finalize our financial results for our third fiscal quarter that our financial results and conditions differ from our current preliminary unaudited numbers set forth herein; adverse changes in the demand, or expected demand, of our customers; adverse changes in current macro-economic conditions, both in the U.S. and internationally; our financial performance during and after the current economic conditions; our ability to maintain and improve costs, quality and delivery for our customers; risks and costs inherent in litigation; whether our realignment of our capacity will adversely affect our cost structure, ability to service customers and labor relations; our ability to successfully address the challenges associated with integrating our acquisition of Green Point; our ability to take advantage of perceived benefits of offering customers vertically integrated services; changes in technology; competition; anticipated growth for us and our industry that may not occur; managing rapid growth; managing rapid declines in customer demand that may occur; our ability to successfully consummate acquisitions and divestitures, including the sale of our remaining operations in France and Italy and the risk that we may realize a greater loss on such divestiture than currently anticipated; managing the integration of businesses we acquire; risks associated with international sales and operations; retaining key personnel; our dependence on a limited number of large customers; business and competitive factors generally affecting the electronic manufacturing services industry, our customers and our business; other factors that we may not have currently identified or quantified; and other risks, relevant factors and uncertainties identified in our Annual Report on Form 10-K for the fiscal year ended August 31, 2009, subsequent Reports on Form 10-Q and Form 8-K and our other securities filings. Jabil disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
Jabil Results Top Third Quarter Expectations
Operating Income Increases 56 Percent Sequentially
St. Petersburg, FL — June 22, 2010...Jabil Circuit, Inc. (NYSE: JBL), reported its preliminary, unaudited financial results for the third quarter of fiscal year 2010, ended May 31, 2010. “Growth is accelerating and we now expect fiscal 2010 to be a record year for Jabil in terms of revenue and earnings,” said Timothy L. Main, President and CEO. “We believe the company is uniquely well positioned for sustained growth and positive financial performance.”
(Definitions used: “GAAP” means U.S. generally accepted accounting principles. Jabil defines core operating income as GAAP operating income before amortization of intangibles, stock-based compensation expense and related charges, restructuring and impairment charges, goodwill impairment charges, certain distressed customer charges and loss on disposal of subsidiary. Jabil defines core earnings as GAAP net income before amortization of intangibles, stock-based compensation expense and related charges, restructuring and impairment charges, goodwill impairment charges, certain distressed customer charges, loss on disposal of subsidiary, certain other expenses, net of tax and certain deferred tax valuation allowance charges. Jabil defines core earnings per share as core earnings divided by the weighted average number of outstanding shares determined under GAAP. Jabil reports core operating income, core earnings and core earnings per share to provide investors with an additional method for assessing operating income, earnings and earnings per share from what it believes are its core manufacturing operations. See the accompanying reconciliation of Jabil’s core operating income to its GAAP operating income and Jabil’s core earnings and core earnings per share to its GAAP net income and GAAP earnings per share and additional information in the supplemental information.)
Third Quarter 2010
Net revenue for the third quarter of fiscal 2010 was $3.5 billion compared to $2.6 billion for the same period of fiscal 2009.
GAAP results:
GAAP operating income for the third quarter of fiscal 2010 was $96.5 million compared to a loss of $7.8 million for the same period of fiscal 2009.
GAAP net income for the third quarter of fiscal 2010 was $52.0 million compared to a net loss of $28.8 million for the same period of fiscal 2009.
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Jabil Earnings Release
June 22, 2010
GAAP diluted earnings per share for the third quarter of fiscal 2010 was $0.24 compared to a loss per share of $0.14 for the same period of fiscal 2009.
Core results:
Core operating income for the third quarter of fiscal 2010 was $131.9 million or 3.8 percent of net revenue compared to $29.0 million or 1.1 percent of net revenue for the same period of fiscal 2009.
Core earnings for the third quarter of fiscal 2010 were $86.7 million compared to $8.5 million for the same period of fiscal 2009.
Core diluted earnings per share for the third quarter of fiscal 2010 was $0.40 compared to $0.04 for the same period of fiscal 2009.
Sequential Third Quarter Fiscal 2010
Operational Highlights
•	GAAP operating income increased 56.3 percent.

•	GAAP earnings increased $0.10 per fully diluted share.

•	Core operating income increased 38.0 percent.

•	Core earnings increased $0.11 per fully diluted share.
Balance Sheet and Cash Flow Highlights
•	Cash flow from operations for the quarter was approximately $37 million.

•	Sales cycle was 16 days for the third quarter of fiscal 2010.

•	Annualized inventory turns were seven turns for the third quarter of fiscal 2010.

•	Capital expenditures for the third quarter of fiscal 2010 were approximately $129 million.

•	Depreciation for the third quarter of fiscal 2010 was approximately $63 million.

•	Cash and cash equivalent balances were $600 million at the end of the third quarter of fiscal 2010.

•	Core return on invested capital was 22 percent for the third quarter of fiscal 2010.

•	A $0.07 dividend was paid on June 1, 2010.
Jabil also announced that it has entered into a letter of intent to divest its remaining manufacturing operations in France and Italy. Divested operations would include four sites and approximately 1,500 people. This transaction is expected to close during the course of the fourth fiscal quarter and is subject to final negotiation of acquisition related documents, customary regulatory filings and approvals and consultation with and approval of employees and their representatives. The company currently anticipates that the loss on divested operations to be approximately $0.05 per share.
Business Update
“Our presence in rapidly growing sectors such as healthcare and life sciences, clean tech and advanced enterprise IT hardware is expected to be complemented by strong growth in smart phone devices and mechanical components,” said Timothy L Main, Jabil’s President and CEO.
Jabil management indicated that it expects net revenue for its fourth quarter of fiscal 2010 to increase 10 to 16 percent sequentially, ranging from $3.8 billion to $4.0 billion.
Jabil estimated that its core operating income for its fourth quarter of fiscal 2010 will grow 9 to 21 percent sequentially, ranging from 3.8 to 4.0 percent of net revenue.
Jabil indicated that it expects its core earnings per share for its fourth quarter of fiscal 2010 to improve 13 to 25 percent sequentially, ranging from $0.45 to $0.50 per diluted share.
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Jabil Earnings Release
June 22, 2010
GAAP earnings per share are expected to be in a range from $0.28 to $0.34 per diluted share. (GAAP earnings per share for the fourth quarter of fiscal 2010 is currently estimated to include $0.03 per share for amortization of intangibles; $0.07 to $0.08 per share for stock-based compensation and related charges; $0.01 per share for restructuring and impairment charges; and $0.05 per share for loss on disposal of subsidiary.)
“We remain focused on superior execution and satisfaction of our customers’ needs as they deal with an increasingly complex and changing world. We expect to increase our share in targeted markets while delivering financial results consistent with our long-term objectives,” Main said.
Supplemental Information
The financial results disclosed in this release include certain measures calculated and presented in accordance with GAAP. In addition to the GAAP financial measures, Jabil provides supplemental, non-GAAP financial measures to facilitate evaluation of Jabil’s core operating performance. The non-GAAP financial measures disclosed in this release exclude certain amounts that are included in the most directly comparable GAAP measures. The non-GAAP or core financial measures disclosed in this release do not have standard meanings and may vary from the non-GAAP financial measures used by other companies. Management believes core financial measures (which exclude the effects of the amortization of intangibles, stock-based compensation expense and related charges, restructuring and impairment charges, goodwill impairment charges, certain distressed customer charges, loss on disposal of subsidiary, certain other expenses, net of tax and certain deferred tax valuation allowance charges) are a useful measure that facilitates evaluating the past and future performance of Jabil’s ongoing operations on a comparable basis. Jabil reports core operating income, core return on invested capital, core earnings and core earnings per share to provide investors with an additional method for assessing operating income, earnings and earnings per share from what it believes are its core manufacturing operations. Included in this release are Condensed Consolidated Statements of Operations as well as a reconciliation of the disclosed core financial measures to the most directly comparable GAAP financial measures.
Company Conference Call Information
Jabil will hold a conference call to discuss the third fiscal quarter 2010 earnings today at 4:30 p.m. ET live on the Internet at http://www.jabil.com. The earnings conference call will be recorded and archived for playback on the web at http://www.jabil.com. A taped replay of the conference call will also be available June 22, 2010 at approximately 7:30 p.m. ET through midnight on June 29, 2010. To access the replay, call (800) 642-1687 from within the United States, or (706) 645-9291 outside the United States. The pass code is 82061298. An archived webcast of the conference call will be available at http://www.jabil.com/investors/.
About Jabil
Jabil is an electronic product solutions company providing comprehensive electronics design, manufacturing and product management services to global electronics and technology companies. Offering complete product supply chain management from facilities in 22 countries, Jabil provides comprehensive, individualized-focused solutions to customers in a broad range of industries. Jabil common stock is traded on the New York Stock Exchange under the symbol, “JBL”. Further information is available on Jabil’s website: jabil.com.
Investor & Media Contact:
Beth Walters
Vice President, Investor Relations & Communications
Jabil Circuit, Inc.
(727) 803-3511
beth_walters@jabil.com
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JABIL CIRCUIT, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	May 31,	August 31,
	2010	2009
ASSETS
Current assets:
Cash and cash equivalents	$600,349	$876,272
Trade accounts receivable, net	1,266,724	1,260,962
Inventories	1,781,798	1,226,656
Prepaid expenses and other current assets	353,621	247,795
Income taxes receivable	32,347	37,448
Deferred income taxes	23,128	27,693

Total current assets	4,057,967	3,676,826

Property, plant and equipment, net	1,378,057	1,377,729
Goodwill and intangible assets, net	141,464	156,288
Deferred income taxes	60,123	49,673
Other assets	55,672	57,342

Total assets	$5,693,283	$5,317,858

LIABILITIES AND EQUITY
Current liabilities:
Current installments of notes payable, long-term debt and long-term lease obligations	$87,625	$197,575
Accounts payable	2,369,005	1,938,009
Accrued expenses	514,791	537,851
Income taxes payable	19,505	11,831
Deferred income taxes	3,573	660

Total current liabilities	2,994,499	2,685,926

Notes payable, long-term debt and long-term lease obligations, less current installments	1,038,412	1,036,873
Income tax liability	90,915	78,348
Deferred income taxes	890	4,178
Other liabilities	56,933	70,124

Total liabilities	4,181,649	3,875,449

Equity:
Jabil Circuit, Inc. stockholders’ equity:
Common stock	219	217
Additional paid-in capital	1,500,546	1,455,214
Retained earnings (accumulated deficit)	79,805	(13,700)
Accumulated other comprehensive income	127,630	196,972
Treasury stock at cost	(209,028)	(203,541)

Total Jabil Circuit, Inc. stockholders’ equity	1,499,172	1,435,162

Non-controlling interests	12,462	7,247

Total equity	1,511,634	1,442,409

Total liabilities and equity	$5,693,283	$5,317,858

JABIL CIRCUIT, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except for per share data)
(Unaudited)

	Three months ended		Nine months ended
	May 31,	May 31,	May 31,	May 31,
	2010	2009	2010	2009

Net revenue	$3,455,578	$2,615,101	$9,548,478	$8,885,010
Cost of revenue	3,193,464	2,466,512	8,831,842	8,357,162

Gross profit	262,114	148,589	716,636	527,848

Operating expenses:
Selling, general and administrative	151,409	125,419	429,226	368,134
Research and development	6,331	7,198	21,453	18,607
Amortization of intangibles	6,206	7,612	19,954	23,320
Restructuring and impairment charges	1,635	16,167	5,705	48,312
Loss on disposal of subsidiary	—	—	15,722	—
Goodwill impairment charges	—	—	—	1,022,821

Operating income (loss)	96,533	(7,807)	224,576	(953,346)

Interest, net and other	19,837	18,904	60,595	61,709

Income (loss) before income taxes	76,696	(26,711)	163,981	(1,015,055)

Income tax expense	24,009	2,528	52,591	156,909

Net income (loss)	52,687	(29,239)	111,390	(1,171,964)

Net income (loss) attributable to non-controlling interests, net of income tax expense	656	(477)	1,241	(1,245)

Net income (loss) attributable to Jabil Circuit, Inc.	$52,031	$(28,762)	$110,149	$(1,170,719)

Earnings (loss) Per Share:
Income (loss) attributable to the stockholders of Jabil Circuit, Inc.:
Basic	$0.24	$(0.14)	$0.51	$(5.66)

Diluted	$0.24	$(0.14)	$0.51	$(5.66)

Weighted average shares outstanding:
Basic	213,881	207,190	214,051	206,767

Diluted	216,522	207,190	218,089	206,767

JABIL CIRCUIT, INC. AND SUBSIDIARIES
SUPPLEMENTAL DATA
RECONCILIATION OF GAAP FINANCIAL RESULTS TO NON-GAAP MEASURES
(In thousands, except for per share data)
(Unaudited)

	Three months ended		Nine months ended
	May 31,	May 31,	May 31,	May 31,
	2010	2009	2010	2009

Operating income (loss) (GAAP)	$96,533	$(7,807)	$224,576	$(953,346)
Amortization of intangibles	6,206	7,612	19,954	23,320
Stock-based compensation and related charges	27,487	13,039	67,980	33,044
Restructuring and impairment charges	1,635	16,167	5,705	48,312
Goodwill impairment charges	—	—	—	1,022,821
Loss on disposal of subsidiary	—	—	15,722	—
Distressed customer charges	—	—	—	7,256

Core operating income (Non-GAAP)	$131,861	$29,011	$333,937	$181,407

Net income (loss) (GAAP)	$52,031	$(28,762)	$110,149	$(1,170,719)
Amortization of intangibles, net of tax	6,191	7,561	19,919	22,787
Stock-based compensation and related charges, net of tax	26,825	12,021	66,713	31,231
Restructuring and impairment charges, net of tax	1,693	12,312	5,777	57,930
Goodwill impairment charges, net of tax	—	—	—	1,018,157
Distressed customer charges, net of tax	—	(79)	—	6,329
Loss on disposal of subsidiary, net of tax	—	—	15,722	—
Deferred tax valuation allowance charges	—	5,463	—	132,912

Core earnings (Non-GAAP)	$86,740	$8,516	$218,280	$98,627

Earnings (loss) per share: (GAAP)
Basic	$0.24	$(0.14)	$0.51	$(5.66)

Diluted	$0.24	$(0.14)	$0.51	$(5.66)

Core earnings per share: (Non-GAAP)
Basic	$0.41	$0.04	$1.02	$0.46

Diluted	$0.40	$0.04	$1.00	$0.46

Common shares used in the calculations of earnings (loss) per share (GAAP):
Basic	213,881	207,190	214,051	206,767

Diluted	216,522	207,190	218,089	206,767

Common shares used in the calculations of earnings per share (Non-GAAP):
Basic	213,881	213,429	214,051	213,287

Diluted	216,522	213,446	218,089	213,304